Exhibit 23.2

CONSENT OF STONEFIELD JOSEPHSON, INC.,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 2004 Stock Purchase Plan (No. 333-116405) and 1996 Stock Incentive Plan (No.333-18601 and 333-114013), of HemaCare Corporation our report dated February 8, 2006, with respect to the consolidated financial statements of HemaCare Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
March 20, 2006